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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47836) pertaining to the 2000 Stock Option Plan of Bruker Daltonics Inc. of our report dated February 15, 2002, with respect to the consolidated financial statements of Bruker Daltonics Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/ Ernst & Young LLP

March 8, 2001

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Consent of Ernst & Young LLP, Independent Auditors